UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2016, the Board of Directors (the “Board”) of Asta Funding, Inc. determined to increase the size of the Board from five to six directors and appointed Mark Levenfus to fill the resulting vacancy.  The Board also determined to increase the size of the Audit Committee of the Board (the “Audit Committee”) from three to four directors and appointed Mr. Levenfus to fill the resulting vacancy and replace Harvey Leibowitz as Chairman, who will remain a member of the Audit Committee. The Board also appointed Mr. Levenfus to the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) to fill an existing vacancy and replace Edward Celano as Chairman, who will remain a member of the Nominating and Governance Committee.

The Board has determined that Mr. Levenfus is an “independent director” pursuant to the definition contained in Rule 5605 (a) (2) of the NASDAQ Listing Rules and Under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission.

Mark Levenfus is Managing Partner Emeritus of Marks Paneth LLP and is Chairman of Morison KSi Limited, a global association of independent accounting firms. Until December 31, 2015, he was Managing Partner of Marks Paneth LLP, a nationally recognized accounting and advisory firm. During his tenure, he oversaw the firm's operations, managed business development efforts and consulted on key accounts. He also played a major role in developing strategy, setting policy and overseeing acquisitions. Mr. Levenfus has extensive experience in the financial, media and entertainment, and professional services industries. Mr. Levenfus currently serves as a member of the board of directors of several nonprofit organizations including: K.I.D.S./Fashion Delivers, Pardes Institute of Jewish Studies, New York Road Runners Club and Friends of Israel Sci-Tech Schools. Additionally, he served on the Board of Trustees of the Westchester Day School.

Mr. Levenfus will receive an annual fee of $45,000, $35,000, and $15,000 for serving on the Board, as Chairman of the Audit Committee and as Chairman of the Nominating and Governance Committee, respectively. We expect to enter into our standard form of indemnification agreement for officers and directors with Mr. Levenfus.

There is no arrangement or understanding with any person pursuant to which Mr. Levenfus was appointed as a member of the Board. Mr. Levenfus is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Levenfus to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in the press release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Exhibits

(d) Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

99.1	Press release of Asta Funding, Inc. dated August 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: August 17, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer